Exhibit 10(nn)

AMENDMENT NUMBER 5 TO THE SERIES 1999-1 SUPPLEMENT

Amendment Number 5, dated as of October 31, 2002 (this “Amendment”) to the Series 1999-1 Supplement, dated as of May 7, 1999, as amended and restated as of August 20, 1999 (as further amended, the “Supplement”), by and among CSI Funding, Inc. (“CSI”), CompuCom Systems, Inc. (“CompuCom”), PNC Bank, National Association, Market Street Funding Corporation and Wells Fargo Bank Minnesota, National Association (f/k/a Norwest Bank Minnesota, National Association) (the “Trustee”).

WHEREAS, the Supplement supplements the Pooling and Servicing Agreement, dated as of May 7, 1999, as amended and restated as of August 20, 1999 (as amended, the “Agreement”), by and among CSI, CompuCom and the Trustee; and

WHEREAS, all of the parties to the Supplement desire to make the amendments to the Supplement set forth below;

In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Series 1999-1 Certificateholders and the other parties to the Supplement:

ARTICLE I

Definitions

SECTION 1.01. Cross Reference to Definitions in Agreement. Capitalized terms used in this Amendment and not defined herein or amended by the terms of this Amendment shall have the meaning assigned to such terms in the Supplement or the Agreement, as applicable.

ARTICLE II

Amendments to the Supplement

SECTION 2.01. The definition of “Scheduled Maturity Date” which is set forth in Section 9.1 of the Supplement is hereby replaced in its entirety with the following definition:

“Scheduled Maturity Date”, with respect to the Series 1999-1 Investor Certificates, means the Payment Date in October 2005, as such date may be extended pursuant to a written agreement executed by all of the Series 1999-1 Certificateholders, a copy of which shall be provided by the Agent to the Trustee.

SECTION 2.02. The definition of “Series Termination Date” which is set forth in Section 9.1 of the Supplement is hereby replaced in its entirety with the following definition:

“Series Termination Date”, with respect to the Series 1999-1, means the Payment Date in March 2006, as such date may be extended pursuant to a written agreement executed by all of the Series 1999-1 Certificateholders, a copy of which shall be provided by the Agent to the Trustee.

SECTION 2.03. The definition of “Dilution Reserve Percentage” which is set forth in Section 9.1 of the Supplement is hereby modified to replace:

SF = the Stress Factor, which shall be 2.25;

with:

SF = the Stress Factor, which shall be 2.0;

SECTION 2.04. The definition of “Dynamic Loss Reserve Percentage” which is set forth in Section 9.1 of the Supplement is hereby modified to replace:

SF = the Stress Factor, which shall be 2.25;

with:

SF = the Stress Factor, which shall be 2.0;

SECTION 2.05. The definition of “Overconcentration Obligor Basis” which is set forth in Section 9.1 of the Supplement is hereby replaced in its entirety with the following definition:

“Overconcentration Obligor Basis” for an Obligor means the percentage of the Aggregate Eligible Unpaid Balance at such date set forth below for the applicable category of that Obligor (expressed as a dollar amount):

Minimum Long-Term or Short-Term

Unsecured Debt Rating

S&P	Moody’s	Percentage*
A-1 or A+	P-1 or A1	18.2%
A-2 or BBB+	P-2 or Baal	11.2%
A-3 or BBB-	P-3 or Baa3	5.6%
Less than A-3 or BBB-/Unrated	Less than P-3 or Baa3/Unrated	2.8%

provided, however, that all Obligors that are affiliates of each other having identical long-term and short-term debt ratings (or whose long-term or short-term senior unsecured debt are unrated) shall be deemed to be a single Obligor, provided further, however, that the following Obligors shall have a percentage of 4% (such percentage to be reduced, if necessary, to prevent the largest four Obligors under the fourth category above from exceeding 11.2%):

Deloitte & Touche LLP; and

Fidelity Investments.

*The percentage applicable to any Obligor (or Obligor group, if applicable) will be the percentage associated with the lower of such Obligor’s (or Obligor group’s) short-term or long-term senior unsecured debt ratings (with “unrated” being lowest) issued by S&P or Moody’s. The ratings specified in the table are minimums for each percentage category, so that a rating of an Obligor not shown in the table falls in the category associated with the highest rating shown in the table that is lower than such rating.

SECTION 2.06. The definition of “Series 1999-1 Required Reserved Percentage” which is set forth in Section 9.1 of the Supplement is hereby replaced in its entirety with the following definition:

“Series 1999-1 Required Reserved Percentage” as of any day means the sum of (i) the Dilution Reserve Percentage, (ii) the greater of (A) 11.3% and (B) the Dynamic Loss Reserve Percentage and (iii) the Yield Reserve Percentage, in each case as most recently calculated.

SECTION 2.07. Section 2.04 in modified to add the following paragraph (e):

(e) The Transferor hereby makes the representations warranties, and covenants set forth in Exhibit 2.04.

SECTION 2.08. Exhibit 2.04 hereto is added and made part of the Agreement.

ARTICLE III

Miscellaneous

SECTION 3.01. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 3.02. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 3.03. Supplement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Supplement shall remain in full force and effect. All references to the Supplement in any other document or instrument shall be deemed to mean such Supplement as amended by this Amendment. This Amendment shall not constitute a novation of the Supplement but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Supplement, as amended by this Amendment, as though the terms and obligations of the Supplement were set forth herein.

SECTION 3.04. It shall be a condition to the effectiveness of this Amendment that CSI and CompuCom shall have executed and delivered the Second Amended Fee Letter dated October 31, 2002 among PNC Bank, National Association, as Agent (the “Agent”), CSI and CompuCom and that the Agent shall have received the arrangement fee thereunder.

SECTION 3.05. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS.

EXHIBIT 2.04

SUPPLEMENTAL PERFECTION REPRESENTATIONS,

WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement hereof, the Transferor hereby makes the following additional representations, warranties and covenants:

1. Receivables: Lock-box Accounts.

(a) The Receivables constitute “accounts”, “general intangibles” or “tangible chattel paper”, each within the meaning of the applicable UCC.

(b) Lock-Box Accounts. Each Lock-Box Account constitutes a “deposit account” within the meaning of the applicable UCC.

2. Creation of Security Interest. The Seller owns and has good and marketable title to the Receivables and Lock-Box Accounts (and the related lock-boxes), free and clear of any Lien. The Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the Lock-Box Accounts (and the related lock-boxes) in favor of the Trustee (for the benefit of the Certificateholders), which security interest is prior to all other Liens and is enforceable as such as against any creditors of and purchasers from the Transferor.

3. Perfection.

(a) General. The Transferor has or has caused, or will or will cause within ten days after the date hereof, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from the Seller to the Transferor pursuant to the Receivables Contribution and Sale Agreement and the security interest granted by the Transferor to the Trustee (for the benefit of the Certificateholders) in the Receivables and Lock-Box Accounts (and the related lock-boxes) hereunder.

(b) Tangible Chattel Paper. With respect to any Receivable that constitutes “tangible chattel paper”, the Servicer is in possession of the original copies of the tangible chattel paper that constitute or evidence such Receivables, and the Transferor has filed and has caused the Seller to file, or will file or will cause the Seller to file within ten days after the date hereof, the financing statements described in paragraph (a) above, each of which will contain a statement that: “A purchase of or a grant of a security interest in any property described in this financing statement will violate the rights of the Trustee.” The Receivables to the extent they are evidenced by “tangible chattel paper” do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Transferor or the Trustee.

(c) Lock-Box Accounts. With respect to all Lock-Box Accounts (and all related lock-boxes), the Transferor has delivered to the Trustee, on behalf of the Certificateholders, a fully executed Lock-Box Agreement pursuant to which the applicable Lock-Box Bank has to comply with all instructions given by the Trustee with respect to all funds on deposit in such Lock-Box Account (and all funds sent to the respective lock-box), without further consent by the Transferor or the Servicer.

4. Priority.

(a) Other than the transfer of the Receivables by the Seller to the Transferor pursuant to the Receivables Contribution and Sale Agreement and the grant of security interest by the Transferor to the Trustee (for the benefit of the Certificateholders) in the Receivables and Lock-Box Accounts (and the related lock-boxes) hereunder, neither the Transferor nor the Seller has pledged, assigned, sold, conveyed, or otherwise granted a security interest in any of the Receivables or Lock-Box Accounts (and the related lock-boxes) to any other Person.

(b) Neither the Transferor nor the Seller has authorized, or is aware of, any filing of any financing statement against the Transferor or the Seller that include a description of collateral covering the Receivables or any other Trust Assets, other than any financing statement filed pursuant to the Receivables Contribution and Sale Agreement and the Agreement or financing statements that have been validly terminated prior to the date hereof.

(c) The Transferor is not aware of any judgment, ERISA or tax lien filings against either the Transferor or the Seller.

(d) None of the Lock-Box Accounts (and the related lock-boxes) are in the name of any Person other than the Transferor or the Trustee. None of the Transferor, the Servicer or the Seller has consented to any Lock-Box Bank’s complying with instructions of any person other than the Trustee.

5. Survival of Supplemental Representations. Notwithstanding any other provision of the Agreement or any other Transaction Document, the representations contained in this Exhibit 2.04 shall be continuing, and remain in full force and effect until such time as all the Investor Certificateholders have finally been paid in full and all other obligations of the Transferor under the Agreement or any other Transaction Documents have been fully performed.

6. No Waiver. The parties to the Agreement: (i) shall not, without obtaining a written confirmation of the then-current rating of the Investor Certificates by the rating agencies then rating the Investor Certificates, waive any of the representations set forth in this Exhibit 2.04; (ii) shall provide the ratings agencies rating the Investor Certificates with prompt written notice of any breach of any representations set forth in this Exhibit 2.04, and (iii) shall not, without obtaining a written confirmation of the then-current rating of the Investor Certificates by the rating agencies then rating the Investor Certificates (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the representations set forth in this Exhibit 2.04.

7. Transferor or Seller to Maintain Perfection and Priority. In order to evidence the interests of the Trustee under this Agreement, the Transferor or the Seller shall, from time to time take such action, or execute and deliver such instruments (other than filing financing statements) as may be necessary or advisable (including, without limitation, such actions as are requested by the Trustee or the Administrator to maintain and perfect, as a first-priority interest, the Trustee’s security interest (for the benefit of the Certificateholders) in the Trust Assets. The Transferor or Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator’s authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Trustee’s security interest (for the benefit of the Certificateholders) in the Trust Assets as a first-priority interest. The Administrator’s approval of such filings shall authorize the Transferor or Servicer to file such financing statements under the UCC without the signature of the Transferor, the Seller or the Trustee where allowed by applicable law. Notwithstanding anything else in the Transaction Documents to the contrary, neither the Transferor, the Servicer nor the Seller, shall have any authority to file a termination, partial termination, release, partial release or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Administrator.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

COMPUCOM SYSTEMS, INC.

By:	/s/ M. LAZANE SMITH
Name: M. LAZANE SMITH Title: SVP-CFO

CSI FUNDING, INC.

By:	/s/ DANIEL CELONI
Name: DANIEL CELONI Title: TREASURER

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee

By:	/s/ TIMOTHY MATYI
Name: Timothy Matyi Title: Assistant Vice President

Consented to by 100% of the Series 1999-1 Certificateholders: MARKET STREET FUNDING CORPORATION

By:	/s/ EVELYN ECHEVARRIA
Name: Evelyn Echevarria Title: Vice President

Consented to by: PNC BANK, NATIONAL ASSOCIATION

By:	/s/ DANIEL K. FITZPATRICK
Name: Daniel K. Fitzpatrick, CFA Title: Vice President